UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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UNITED INSURANCE HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED INSURANCE HOLDINGS CORP.

360 Central Avenue, Suite 900

St. Petersburg, FL 33701

May 14, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the Annual Meeting) of United Insurance Holdings Corp. (herein referred to as us, our, we, and the Company), which will be held at 11:00 a.m., local time, on Wednesday, June 16, 2010, at our office located at 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701. At our Annual Meeting, you will be asked to:

(1)	elect Gregory C. Branch, Gordon G. Pratt, Alec L. Poitevint II, Donald J. Cronin, and Kent G. Whittemore to serve as Class B Directors of the Company’s Board of Directors until our 2012 annual meeting of stockholders;

(2)	ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2010; and

(3)	transact such other business as may properly come before our Annual Meeting and any adjournment or postponement of the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the proxy statement and then vote, at your earliest convenience by proxy card or by Internet. Using Internet voting or mailing your proxy card, will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so.

Important information about the matters to be acted upon at the meeting is included in the accompanying notice and proxy statement. The Company’s 2009 Annual Report, which is being made available to you along with the proxy statement, contains information about the Company and its performance.

Directors and officers of the Company will be present at the Annual Meeting.

Kind regards,

Donald J. Cronin

President and Chief Executive Officer

UNITED INSURANCE HOLDINGS CORP.

360 Central Avenue, Suite 900

St. Petersburg, FL 33701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of United Insurance Holdings Corp., a Delaware corporation, will be held at 11:00 a.m., local time, on Wednesday, June 16, 2010, at our office located at 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701, for the following purposes:

1.	To elect Gregory C. Branch, Gordon G. Pratt, Alec L. Poitevint II, Donald J. Cronin, and Kent G. Whittemore to serve as Class B Directors of the Company’s Board of Directors until our 2012 annual meeting of stockholders;

2.	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2010; and

3.	To transact such other business as may properly come before our Annual Meeting or any adjournment or postponement of the Annual Meeting.

Our Board recommends that our stockholders vote FOR the first two proposals set forth above.

Our stockholders of record at the close of business on April 26, 2010 are entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the meeting will be made available for the examination of any stockholder at the Annual Meeting and for ten days prior to the Annual Meeting at our office located at 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701.

You are cordially invited to attend the Annual Meeting. To gain admission, you will need to show that you are a stockholder of the Company. All stockholders will be required to show valid, government-issued, picture identification. If your shares are registered in your name, your name will be compared to the list of registered stockholders to verify your share ownership. If your shares are in the name of your broker or bank, you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. All packages and bags are subject to inspection.

Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the proxy statement, please vote at your earliest convenience by Internet or by mailing your completed proxy card. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY (i) INTERNET; (ii) MAILING YOUR COMPLETED AND SIGNED PROXY CARD; OR (iii) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast by Internet must be cast prior to 7:00 p.m., Eastern Daylight Time on Tuesday, June 15, 2010.

Dated: May 14, 2010	By order of the Board of Directors,

/s/ Melvin A. Russell, Jr. Melvin A. Russell, Jr.
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 16, 2010.

To access our Proxy Statement for the 2010 Annual Meeting of

Stockholders, and our 2009 Annual Report, please visit

http://www.unitedinsuranceproxy2010.com

UNITED INSURANCE HOLDINGS CORP.

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 16, 2010

GENERAL INFORMATION

General

The accompanying proxy is solicited by the Board of Directors of United Insurance Holdings Corp. (hereinafter referred to as United, we, our, and us) for our 2010 Annual Meeting of Stockholders (the Annual Meeting) to be held at our office located at 360 Central Ave, Suite 900, St. Petersburg, Florida 33701 on Wednesday, June 16, 2010 at 11:00 a.m. Eastern Daylight Time. The matters to be considered and acted upon at the meeting are set forth in our attached Notice of Annual Meeting of Stockholders. This Proxy Statement for our 2010 Annual Meeting of Stockholders (this Proxy Statement), our Notice of Annual Meeting of Stockholders, the enclosed proxy, our 2009 Annual Report, and our Notice of Internet Availability of Proxy Materials will be sent to our Stockholders on or about May 14, 2010. Included in our 2009 Annual Report is our annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission (the SEC), which can be found on the SEC’s website at www.sec.gov. Copies of the exhibits filed with our Form 10-K may be obtained by providing a written request to our Secretary, c/o United Insurance Holdings Corp., 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701.

Our Board of Directors (our Board) does not know of any other matters that are likely to be brought before the Annual Meeting other than those specified in the notice thereof. If any other matters properly come before the Annual Meeting; however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Except as set forth below, in the absence of instructions, executed proxies will be voted “FOR” the five nominees for the Board and “FOR” the ratification of the appointment by the Audit Committee of our Board of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2010. Because of a change in New York Stock Exchange rules, we note that, unlike at previous annual meetings, your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided instructions to your broker. We therefore strongly encourage you to submit your proxy and exercise your right to vote as a stockholder.

Outstanding Securities and Voting Rights

Our Board has fixed the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting as the close of business on April 26, 2010 (the Record Date). As of that date, there were 10,573,932 shares of our Common Stock (Common Stock) outstanding and entitled to vote. Each share of our Common Stock is entitled to one vote on each of the matters listed in our Notice of Annual Meeting.

Voting Information

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for the purpose of determining whether a quorum is present. A “broker non-vote” occurs when a bank, broker or other holder of record, holding shares for a beneficial owner, does not vote on a particular proposal because that holder does not have discretionary voting power under the rules of the New York Stock Exchange (NYSE) for that particular item and has not received instructions from the beneficial owner. The Company believes that proposal two (the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2010) is a routine matter on which brokers will be permitted to vote your shares even if you have not provided instructions to your broker.

The election of directors (proposal one) is no longer considered a routine matter under the rules of the NYSE and brokers may not vote on behalf of their clients if no voting instructions have been furnished. Please vote your shares on the election of directors.

Directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Therefore, the five nominees for director receiving the greatest number of votes will be elected. Abstentions and broker non-votes will not affect the outcome of the vote on the election of directors.

Stockholder ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm is not required by our By-Laws or any other applicable legal requirement. Our By-Laws provide that, except as otherwise provided by law or in our Certificate of Incorporation or By-Laws, any matter other than elections will be determined by the vote of a majority of the shares which are voted with regard to it. Accordingly, the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 will be ratified upon the receipt of the affirmative vote of a majority of the votes cast at the Annual Meeting, whether in person or by proxy. Abstentions will not affect the outcome of the vote on the ratification of the appointment of McGladrey & Pullen, LLP.

We have appointed an Inspector of Elections for our Annual Meeting who will tabulate all of the votes at our Annual Meeting. We will make available for examination by any stockholder at our office at 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701, for a period of ten (10) days prior to the Annual Meeting, a list of our stockholders entitled to vote at our Annual Meeting.

Attendance

All stockholders as of the close of business on the Record Date, or their duly appointed proxy holders, may attend our Annual Meeting. Registration will begin at 10:30 a.m., and ample time should be allowed for check-in procedures. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. If you are a stockholder of record, we will verify your name against the list of our stockholders as of the Record Date, prior to admittance to our Annual Meeting. Please also note that if you are a beneficial holder and hold your shares through a broker, bank or other holder of record (i.e. in “street name”), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date before you can be admitted to our Annual Meeting.

You may attend our Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card or by Internet. If you are a beneficial owner of our Common Stock and if you obtain a legal proxy from your broker, bank or other holder of record and present it to the Inspector of Elections along with your ballot, you may vote in person at our Annual Meeting. We encourage you to vote your shares in advance of our Annual Meeting, even if you plan on attending. If you have already voted, you may nevertheless revoke your vote in the manner described below and vote in person at our Annual Meeting.

Directions

To obtain directions to attend our Annual Meeting and vote in person, please contact John Rohloff, SEC Reporting Manager, at 727-895-7737.

Revocation

You may revoke your proxy at any time before the vote at our Annual Meeting by written notice mailed or delivered to our Secretary, by delivering a proxy bearing a later date or by attending the meeting and voting in person. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at our Annual Meeting if you obtain a legal proxy, as described in the section above entitled “Attendance.”

Expense and Manner of Solicitation

Our Board is soliciting the proxy accompanying this Proxy Statement. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to our stockholders. We may solicit proxies through the mail, or proxies may be solicited by our directors, executive officers, and other employees, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for their services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our shares.

Delivery of Documents to Security Holders Sharing an Address

Some banks, brokers and other nominee record holders may be employing procedures approved by the SEC called “householding.” This means that only one copy of our Proxy Statement and Annual Report will be sent to stockholders who share the same address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you receive a household mailing this year and would like to receive additional copies of our Annual Report and Proxy Statement, please submit your request in writing to: United Insurance Holdings Corp., 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701, Attention: Secretary or by calling us at 727-895-7737, and we will mail the requested copies to you promptly. Any holder who wants to receive separate copies of the Proxy Statement and Annual Report in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

Deadline for the Submission of Stockholders’ Proposals for the 2011 Annual Stockholders’ Meeting

We are required by SEC regulations to disclose in this Proxy Statement the date by which stockholder proposals must be received by us in order to be included in our proxy materials for our next annual meeting. In accordance with these regulations, stockholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in our proxy statement and form of proxy relating to our 2011 annual meeting, a written copy of their proposal must be received at the address listed on page one of this Proxy Statement no later than January 14, 2011. Proposals must comply with the SEC proxy rules relating to stockholder proposals in order to be included in our proxy materials.

Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely if the proposal is received by us after March 30, 2011. The proxy solicited by our Board for the 2011 annual meeting will confer discretionary authority on the persons named in such proxy to vote on any stockholder proposal presented at that meeting that was not timely submitted to us.

All proposals or nominations a stockholder wishes to submit at the meeting should be directed to Melvin A. Russell, Corporate Secretary, United Insurance Holdings Corp., 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701.

PROPOSAL ONE – ELECTION OF DIRECTORS

Our Board is currently divided into two classes, each of which generally serves for a term of two years, typically with only one class of directors being elected in each year.

The term of office for four of our Class B Directors, consisting of Gregory C. Branch, Gordon G. Pratt, Alec L. Poitevint, II and Kent G. Whittemore, will expire at this Annual Meeting. The Board of Directors appointed Donald J. Cronin as a Class B Director in November 2008 to serve until the 2010 annual meeting and until his successor is elected and qualified. Messrs. Branch, Pratt, Poitevint and Whittemore have been nominated for re-election, and Mr. Cronin has been nominated for election at our Annual Meeting. Each director elected at our Annual Meeting will serve until their successors are elected and qualified at our 2012 annual meeting of stockholders. Biographical information is provided for each director beginning on page five below.

The term of office for our Class A Directors, consisting of Larry G. Swets, Jr. and James R. Zuhlke, will expire at our 2011 annual meeting of stockholders.

Each nominee elected as director will continue in office until his or her successor has been elected and qualified, or until his earlier death, resignation or retirement. All of the nominees have agreed to serve if elected and have consented to being named in this Proxy Statement. If a nominee is unable or unwilling to serve at the time of the election, proxies will be voted in favor of the remainder of those nominated, and may be voted for substitute nominees unless the Board chooses to reduce the number of directors serving on the Board. Proxies received by us will be voted FOR the election of these five directors, unless marked to the contrary. A stockholder who desires to withhold voting of the proxy for all, or any individual nominee(s) may so indicate on the proxy.

Recommendation of the Board

Our Board unanimously recommends that you vote “FOR” the election of Messrs. Branch, Pratt, Poitevint, Whittemore and Cronin as Class B Directors for two-year terms.

CORPORATE GOVERNANCE AND BOARD OF DIRECTOR INFORMATION

Governance Principles

The role of the Board is to oversee and monitor our management in the interest and for the benefit of our stockholders. Our Corporate Governance Guidelines are posted on our website at www.upcic.com.

The following table provides information regarding each of our directors:

Name	Age	Position	Year Current Term Expires	Current Director Class
Gregory C. Branch	62	Chairman of the Board	2010	B
Gordon G. Pratt	48	Vice Chairman	2010	B
Donald J. Cronin	56	President, Chief Executive Officer and Director	2010	B
Alec L. Poitevint, II	62	Director	2010	B
Larry G. Swets, Jr.	35	Director	2011	A
Kent G. Whittemore	62	Director	2010	B
James R. Zuhlke	63	Director	2011	A

Class A Directors Whose Term Continues Until the 2011 Annual Meeting

Larry G. Swets, Jr., CFA, has served as a member of our Board since inception. Mr. Swets also served as the Chief Financial Officer, Executive Vice President, Secretary, and Treasurer of FMG Acquisition Corp. (“FMG”), a blank check company formed to acquire one or more businesses in the insurance industry, from its inception in May 2007 through the merger with United Insurance Holdings, L.C. Mr. Swets has been the Managing Director of KFS Capital LLC, an insurance advisory services company, since January, 2010. In addition, Mr. Swets is Managing Director of InsRisk Partners, LLC, which he founded in early 2007. InsRisk Partners, LLC an insurance investment services company. Since 2005, Mr. Swets also served as the Managing Director of Itasca Financial, LLC, a consulting services company. Mr. Swets also served as the acting Chief Financial Officer for Risk Enterprise Management Limited from January 2008 through December 2009, and has a been a board member since November 2007. Mr. Swets has been an insurance company executive and advisor, including serving as Director of Investments and Fixed Income Portfolio Manager for Kemper Insurance, a diversified mutual property-casualty insurance company, from June 1997 to May 2005. Mr. Swets holds a bachelor’s degree from Christ College, Valparaiso University, Summa Cum Laude and a master’s degree in finance from De Paul University. Mr. Swets holds the chartered financial analyst designation and is a member of the CFA Society of Chicago and the CFA Institute.

Our Board selected Mr. Swets to serve on our Board based upon his substantial insurance industry experience and his experience in managing investment portfolios.

James R. Zuhlke has served as a member of our Board since inception. Mr. Zuhlke has been the Executive Chairman of Avalon Risk Management Insurance Agency LLC, which specializes in insuring importers, exporters, third party logistics providers and related transportation risks, since October 2009. Since June 2005, Mr. Zuhlke has served on the board of directors of Southern Eagle Insurance Company, a Florida-based provider of workers compensation insurance. Mr. Zuhlke acted as a consultant to Brooke Capital Corporation, a franchisor of insurance agency services, beginning October 2007 and served as its Executive Vice President, Insurance Company Operations from February 2008 to October of 2008. Brooke Capital Corporation filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October of 2008. Mr. Zuhlke was a self-employed investor and consultant from 2004 through 2007. From April 1998 until January 2004, he was President and Chief Executive Officer of Kingsway America Inc. and a director of its parent Kingsway Financial Services, Inc. from 1995 through 2004. In 1976, Mr. Zuhlke started his first insurance business, Washington International Insurance Company, and served as its President and Chief Executive Officer. In 1980, he co-founded insurance underwriting operations which in 1986 became Intercargo Corporation. At Intercargo, he was President and Chairman of the board of directors. Mr. Zuhlke holds a bachelor’s degree (1968) and a Juris Doctor’s degree (1971) from the University of Wisconsin. He is a member of the Wisconsin, Illinois and American Bar Associations.

Our Board selected Mr. Zuhlke to serve on our Board based upon his executive experience in the insurance industry including his risk oversight and risk management experience.

Class B Director Nominees

Gregory C. Branch has served as the Chairman of our Board since October 2008. Mr. Branch served as the Chairman and Chief Executive Officer of United Insurance Holdings, L.C. (UIH), an insurance holding company that writes and services property and casualty policies, from its inception in 1999 through the merger with FMG and was a major equity holder of UIH at the time of the Merger. He has also been the Chairman and owner of Branch Properties, Inc., a manufacturer and distributor of equine feed, since 1986. Mr. Branch has served as the President of Branch Properties since 1986. Mr. Branch graduated from the University of Florida with a B.S. in Agriculture Economics and served at the rank of Captain in the U.S. Army. Mr. Branch served as Chairman of Summit Holding Southeast, Inc., an insurance holding company that completed its initial public offering in 1997 and was acquired by Liberty Mutual in 1998. Mr. Branch is a director of Prime Holdings, Inc., and a director of Raffles Insurance Company. Previously, Mr. Branch was the founding Chairman of Sunz Insurance Holding, a Florida workers compensation company that was sold in 2008. In addition, Mr. Branch is a founding member, director of and past Chairman of American Feed Industry Insurance Company RRG. Mr. Branch was an underwriting member of Lloyd’s of London from 1986 through 2004.

Our Board selected Mr. Branch to serve on our Board based upon his substantial experience in the insurance industry and his broad entrepreneurial skills obtained by owning his own business.

Gordon G. Pratt has served as the Vice Chairman of our Board since 2008. He has been the Managing Director of Fund Management Group, an owner, operator and investor in insurance-related business, since 2004, and the Managing General Partner since inception for Distribution Partners Investment Capital, L.P., which he co-founded in 1999. Distribution Partners Investment Capital, L.P. is a private equity fund formed to make investments in insurance-related businesses. He currently serves on the board of directors of two privately held insurance companies: Risk Enterprise Management Limited (Chairman since November 2007), and Avalon Risk Management Insurance Agency, LLC (Vice Chairman since October 2009). From 2004 through April 2006, concurrently with his duties at Fund Management Group, Mr. Pratt was Senior Vice President of corporate finance for the global insurance broker Willis Group. Prior to joining Willis, Mr. Pratt was a Managing Director and owner of Hales & Company; before that he was a Senior Vice President, shareholder, and member of the operating committee of Conning & Company. He began his career at The Chase Manhattan Bank, N.A. Mr. Pratt graduated with a B.A. in United States history from Cornell University (1984) and a Master of Management, Finance and Accounting from Northwestern University (1986).

Our Board selected Mr. Pratt to serve on our Board based upon his substantial experience in the insurance industry and his diverse investment experience.

Donald J. Cronin has served as our President and Chief Executive Officer since October 2008. Before the Merger, he was the President of UIH, an insurance holding company that writes and services property and casualty policies, and the President and Chief Executive Officer of UIH’s wholly-owned subsidiaries, United Property & Casualty Insurance Company, United Insurance Management, L.C., and Skyway Claims Services, LLC. Mr. Cronin joined UIH in 2001 as Vice President and was named President of UIH and President and Chief Executive Officer of its subsidiaries in November 2002. Mr. Cronin has 34 years experience in the property and casualty insurance business. Prior to beginning his employment with UIH and its subsidiaries, Mr. Cronin served as the Vice President of marketing, underwriting and operations of United Agents Insurance Company of Louisiana. While in Louisiana, Mr. Cronin served on the advisory board of the School of Insurance at Louisiana State University. He has been actively involved with a number of insurance associations throughout his career.

Our Board selected Mr. Cronin to serve on our Board based upon his substantial experience in the insurance industry and his diverse management experience.

Alec L. Poitevint, II has served as a member of our Board since October 2008. Mr. Poitevint served as a director of UIH, an insurance holding company that writes and services property and casualty policies, from 2001 through the Merger. He has been the Chairman and President of Southeastern Minerals, Inc. and its affiliated companies headquartered in Bainbridge, Georgia since 1981. These companies are manufacturers and distributors of mineral ingredients. Mr. Poitevint joined Southeastern Minerals, Inc. in 1970. He has also served as Vice Chairman since 1994 and as a director of First Port City Bank of Bainbridge since 1989. Mr. Poitevint has also served as the Chairman of the American Feed Industry Insurance Company since 2002 and is the former Chairman of the American Feed Industry Association and National Feed Ingredients Association. Mr. Poitevint serves on the Republican National Committee (RNC) as Committeeman for Georgia and was the RNC Treasurer from 1997-2001.

Our Board selected Mr. Poitevint to serve on our Board based upon his experience in the insurance industry and his diverse management experience.

Kent G. Whittemore has served as a member of our Board since October 2008. Mr. Whittemore served as a director of UIH, an insurance holding company that writes and services property and casualty policies, from 2001 through the Merger. He has been the President and a shareholder of The Whittemore Law Group, P.A., a law firm located in St. Petersburg, Florida that he co-founded in 1987. Mr. Whittemore served as President of the St. Petersburg Bar Association from 1996 through 1997, and served as President of the Tampa Bay Trial Lawyers Association from 2003 through 2004. He is currently a director of the Southern Trial Lawyers Association and is a former director of the Academy of Florida Trial Lawyers. He also served on St. Petersburg’s Charter Review Commission. Mr. Whittemore received a B.S. in Business Administration from the University of Florida and a Juris Doctorate from Stetson College of Law.

Our Board selected Mr. Whittemore to serve on our Board based upon his insurance industry experience and his legal expertise.

In this Proxy Statement, , the term “Merger” refers to the transaction that occurred on September 30, 2008, in which United Subsidiary Corp., a Florida corporation (the Merger Sub) and the wholly-owned subsidiary of FMG, merged with and into UIH, a Florida limited liability company, with UIH remaining as the surviving entity pursuant to the Amended and Restated Agreement and Plan of Merger, dated August 15, 2008, as amended on September 23, 2008, among FMG, UIH and the Merger Sub. UIH is now our wholly-owned subsidiary.

Director Independence

Three of our seven directors, Messrs. Zuhlke, Poitevint and Whittemore, who are also members of the Audit Committee, are “independent” under the NASDAQ Marketplace Rules and requirements. Although we are not required to adopt director independence standards by a national securities exchange or an inter-dealer quotation system, in order to identify our directors and/or director-nominees who qualify as independent directors, we have adopted the director independence standards as set forth in the NASDAQ Marketplace Rules.

Messrs. Branch, Pratt, and Whittemore are members of both our Nominating and Corporate Governance Committee and our Compensation and Benefits Committee. Mr. Whittemore is an “independent” director under the NASDAQ Marketplace Rules for director independence. The other two members of the committees, Messrs. Branch and Pratt, are not “independent” directors under the NASDAQ Marketplace Rules.

Meetings and Meeting Attendance

Our Board held six meetings and acted by unanimous written consent in lieu of a meeting four times during 2009. All directors attended all of our Board meetings during the last fiscal year. Four directors attended our 2009 annual meeting. We do not have a formal policy with respect to director attendance at annual meetings; however, all of our directors are encouraged to attend.

Board Committees

Our Board has three formal committees: a Nominating and Corporate Governance Committee, a Compensation and Benefits Committee, and an Audit Committee.

The following table provides the current membership for each of our Board committees:

	Nominating and Governance	Compensation and Benefits	Audit
Gregory C. Branch	X	X
Gordon G. Pratt	X	Chair
Donald J. Cronin
Alec L. Poitevint, II			X
Larry G. Swets, Jr.
Kent G. Whittemore	Chair	X	X
James R. Zuhlke			Chair

Below is a description of each committee of our Board. Our Audit, Nominating and Corporate Governance, and Compensation and Benefits Committees all have authority to engage legal counsel or other advisors or consultants as the committees deem appropriate to carry out their committee responsibilities.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee (our Nominating Committee) assists our Board with the following:

•	identifying qualified individuals to become directors,

•	recommending to our Board qualified director nominees for election at the stockholders’ annual meeting and determining membership on Board committees,

•	recommending a set of Corporate Governance Guidelines,

•	overseeing annual self-evaluations by our Board and annual self-evaluations of itself, and

•	reporting annually to our Board on the Chief Executive Officer succession plan.

Our Nominating Committee operates under a formal written charter that governs its duties and standards of performance. Our Nominating Committee reviews its charter annually for appropriate revisions. Copies of the charter can be obtained free of charge on our web site at www.upcic.com or by contacting our Secretary at the address appearing on the first page of this Proxy Statement.

Our Board selects the director nominees to stand for election at our annual stockholder meetings and to fill vacancies occurring on our Board based on the recommendations of our Nominating Committee. Our Nominating Committee has not adopted minimum qualifications for director nominees. Our Nominating Committee selects nominees for director on the basis of experience, integrity, skills, diversity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to Board duties, all in the context of an assessment of the perceived needs of the Board at a given point in time. While our Nominating Committee does consider diversity as one of several criteria for eligibility, we have not adopted a formal diversity policy. In addition to the individual attributes of our directors discussed above, we highly value the collective business experience and qualifications of the directors. We believe that the collective experiences, viewpoints and perspectives of our directors result in a Board with the commitment and energy to advance the interest of our stockholders.

We do not have any arrangements with third parties to identify or evaluate potential director nominees. Our Nominating Committee may consider current members of our Board for re-election unless they have notified our Board that they do not wish to stand for re-election. Our Nominating Committee may also consider candidates for our Board recommended by current members of our Board or members of management. In addition, our Nominating Committee will consider director candidates recommended by our stockholders in the same manner as it would consider any other recommended nominees. Any stockholder wishing to recommend a nominee for director should notify our Secretary in writing and include, at a minimum, (i) the name and address, as they appear in our books, of the stockholder giving the notice, (ii) the class and number of our Common Stock shares that are beneficially owned by the stockholder, (iii) a statement that the candidate is willing to be nominated and to serve as a director if elected, and (iv) any other information regarding the candidate that the SEC would require to be included in a proxy statement. If our Nominating Committee determines that a stockholder recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board vacancy or in connection with the next annual meeting of our stockholders.

Pursuant to the above procedures, once our Nominating Committee has identified prospective nominees, background information will be solicited on the candidates, following which they will be investigated, interviewed and evaluated by our Nominating Committee, which will then report to the Board.

Our Nominating Committee recommended the five incumbent director nominees for our Annual Meeting to our Board who approved their recommendation.

Our Nominating Committee met one time during 2009 with all members attending the meeting.

Compensation and Benefits Committee. Our Compensation and Benefits Committee assists our Board with its responsibilities relating to the compensation of our directors and officers and has overall responsibility for recommending the director and officer compensation plans, policies and long-term compensation programs for final approval by our Board. Based on our Chief Executive Officer’s recommendations, our Compensation and Benefits Committee will recommend any employment arrangements and bonus plans for officers other than our Chief Executive Officer. The committee may not delegate any of its authority to any other persons; however, the committee may engage compensation consultants, but has not engaged any compensation consultants to date.

Our Compensation and Benefits Committee operates under a formal written charter adopted by our Board that governs its duties and conduct. The Compensation and Benefits Committee reviews its charter annually for appropriate revisions. Copies of the charter can be obtained free of charge on our web site at www.upcic.com or by contacting our Secretary at the address appearing on the first page of this Proxy Statement.

Our Compensation and Benefits Committee met three times during 2009 with all members attending each meeting.

Audit Committee. We established an Audit Committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Our Audit Committee is comprised of James R. Zuhlke, Alec L. Poitevint, II and Kent G. Whittemore. Our Board has determined that Mr. Zuhlke is our audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K. All three members of our Audit Committee are “independent” under both the general independence standards and the audit committee independence standards set forth in the NASDAQ Marketplace Rules.

Our Audit Committee operates under a formal written charter adopted by our Board that governs its duties and conduct. Our Audit Committee reviews its charter annually for appropriate revisions. Copies of the charter can be obtained free of charge on our web site at www.upcic.com or by contacting our Secretary at the address appearing on the first page of this Proxy Statement.

Our Audit Committee assists our Board in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. Our Audit Committee’s role includes monitoring:

•	the integrity of our financial statements,

•	our compliance with legal and regulatory requirements,

•	the independent auditor’s qualifications and independence,

•	the performance of our independent auditors, and

•	our business practices and ethical standards.

Our Audit Committee met five times during 2009 with all members attending four of the meetings and with two members of the Audit Committee attending the fifth meeting.

Audit Committee Report

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of United’s financial reporting, internal controls, and audit functions. Management is responsible for the preparation, presentation, and integrity of United’s financial statements, which includes establishing procedures designed to reasonably assure compliance with U.S. generally accepted accounting principles (GAAP), applicable laws, and regulations.

McGladrey & Pullen, LLP, United’s independent registered public accounting firm, is responsible for performing an independent audit of United’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of United’s internal control over financial reporting. The Audit Committee has ultimate authority and responsibility for selecting, negotiating the compensation of, evaluating and, when appropriate, replacing United’s independent registered public accounting firm. The Audit Committee also has the authority to engage its own outside advisors, including experts in particular areas of accounting or law, as it determines appropriate, apart from counsel or advisors hired by management.

The Audit Committee is not comprised of professional accountants or auditors, its functions are not intended to duplicate or to certify the activities of management and the independent audit firm, and it cannot certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves in a Board-level oversight role in which it provides advice, counsel and direction to management and to the auditors based upon information it receives and upon the business, financial, and accounting experience of its members.

The Audit Committee met five times during 2009, including meeting once each quarter with the independent auditors, and with United’s principal executive officer and principal financial officer to review United’s interim and annual financial statements in advance of publication and quarterly earnings press releases. Management’s and the independent auditor’s presentations to and discussions with the Audit Committee cover various topics and events which may have significant financial impact, or those that are the subject of discussions between management and the independent auditors. Such topics include recent accounting pronouncements or changes in regulatory or reporting requirements, if any, which may affect United.

The Audit Committee has reviewed management’s report on internal controls and the methodologies management uses to assure compliance with those controls. The Audit Committee has received recommendations from management and from outside consultants regarding the efficacy of the controls in place and opportunities to improve those controls. The Audit Committee has initiated risk assessment discussions with management. Management has implemented the policy established by the Audit Committee allowing for the confidential, anonymous submission by employees of any concerns regarding questionable accounting or business practices.

The Audit Committee has met separately with the independent auditors to review the auditor’s qualifications and independence. The Audit Committee pre-approves all services to be provided by the independent auditors, including GAAP and statutory audit-related services, tax services and any other services. The Audit Committee generally provides pre-approval for up to one year related to a specific task or scope of work. The Audit Committee Chairman has been delegated authority by the Audit Committee Charter to pre-approve additional services up to $10,000 and to communicate such approval to the full committee. The Audit Committee Charter was reviewed in its entirety and, upon recommendation of the Committee, was amended in 2009 to reduce the Chairman’s discretionary authority, which has never been exercised, from an unstated amount to $10,000.

The Audit Committee met separately to conduct an evaluation of its own obligations under the Charter and to determine whether it fulfilled those obligations, to validate the qualification of its members, to confirm its members’ independence, and to make recommendations to the Board concerning qualifications the Board should consider for future Audit Committee members.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of United’s internal control over financial reporting with management and McGladrey & Pullen, LLP. The Audit Committee also has discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with those Charged with Governance). The Audit Committee has received the written disclosures and the letter from McGladrey & Pullen, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee also has discussed with McGladrey & Pullen, LLP that firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in United’s Annual Report to shareholders on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission

James R. Zuhlke, Chairman

Alec L. Poitevint, II

Kent G. Whittemore

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board has a non-executive Chairman. This position is independent from management. The Chairman sets the agendas for and presides over the Board meetings. The Chief Executive Officer is a member of the Board and participates in meetings. The Board believes that this leadership structure is appropriate for our company at this time because it allows for independent oversight of management, increases management accountability and encourages an objective evaluation of management’s performance.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing our company and management’s process for identifying, prioritizing and responding to those risks. During these discussions, our Chief Executive Officer, our Chief Underwriting Officer and our Chief Financial Officer present management’s process for the assessment of risks, a description of the most significant risks facing our company and any mitigating factors, plans or policies in place to address those risks. The Board has also delegated certain of its risk oversight to its committees.

The Audit Committee bears responsibility for oversight of our company’s policies with respect to risk assessment and risk management and must discuss major financial risk exposures facing our company and the steps our company has taken to monitor and control such exposures. The Audit Committee is also responsible for the oversight of our company’s compliance with legal and regulatory requirements, which represent many of the most significant risks our company faces.

Communication with Directors

Shareholders may contact an individual director, our Board as a group, or a specified Board committee by sending correspondence addressed to our Secretary to the address appearing in the Notice of Annual Meeting or by sending an email to our investor relations email address at InvestorRelations@upcic.com. Each communication should specify the applicable addressee or addressees to which the communication is directed, as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments as applicable. We generally will not forward to our directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or is a request for general information regarding us.

Non-Director Executive Officers

In addition to Mr. Cronin, whose biographical information is set forth above in the Class B Directors discussion, the following individuals serve as our executive officers:

Name	Age	Position
Joseph R. Peiso	51	Chief Financial Officer
Melvin A. Russell, Jr.	55	Chief Underwriting Officer, Senior Vice President and Secretary

The following is biographical information regarding these executive officers:

Joseph R. Peiso has been our Chief Financial Officer since January 19, 2010. Mr. Peiso has 25 years of experience in the property and casualty insurance industry, serving in various capacities, including public accounting, regulatory, financial reporting and managerial roles. He received his State of Florida CPA license in 1982, and he holds an Associate in Reinsurance and is a Chartered Property Casualty Underwriter. For the five years prior to joining us, Mr. Peiso was the founder and managing director of Sarasota Bay Insurance Managers, LLC , which provided professional consulting services to small and mid-sized insurance companies. Mr. Peiso received a B.S. in Accounting from the University of Florida.

Melvin A. Russell, Jr. has been our Chief Underwriting Officer, Senior Vice President and Secretary since the Merger. Prior to the Merger, Mr. Russell served as the Senior Vice President and Secretary of UIH, an insurance holding company that writes and services property and casualty policies. Mr. Russell joined UIH at its inception in 1999. He has 33 years of experience in the property and casualty business, with over 20 years in the Florida insurance market. Much of his time in the industry has been spent in management; prior to that, he gained valuable experience doing production underwriting of large, complex commercial accounts in both Florida and New England for two large multi-line national carriers. Mr. Russell has a B.A. in English from Gordon College in Wenham, Massachusetts.

DIRECTOR AND EXECUTIVE COMPENSATION

Director Compensation for the Year Ended December 31, 2009

The following table sets forth information regarding the compensation received by each of our directors during the year ended December 31, 2009. During 2009, our directors did not receive any stock awards, option awards, non-equity incentive plan compensation, nonqualified deferred compensation earnings, or any other form of compensation other than the cash compensation shown in the table below.

Name	Fees Earned or Paid in Cash/Total Compensation ($)
Gregory C. Branch	$115,000	(1)
Gordon G. Pratt	$75,000
Alec L. Poitevint, II	$75,000
Larry G. Swets, Jr.	$75,000
Kent G. Whittemore	$75,000
James R. Zuhlke	$95,000	(2)

(1)	Mr. Branch received $75,000 for services as a director and $40,000 for serving as the Chairman of the Board.
(2)	Mr. Zuhlke received $75,000 for services as a director and $20,000 for serving as the Chairman of our Audit Committee.

On March 25, 2009, our Compensation and Benefits Committee approved and recommended to our Board and our Board approved that we increase the director fees to $18,750 per quarter, effective October 1, 2008, with no additional amounts to be paid for Board and committee meeting attendance. In addition, our Compensation and Benefits Committee approved and recommended to our Board and our Board approved that we pay a quarterly fee of $5,000 to our Audit Committee chairman and a quarterly fee of $10,000 to the chairman of our Board effective October 1, 2008.

The compensation paid to Mr. Cronin is included in the Executive Summary Compensation Table below since Mr. Cronin is currently our Chief Executive Officer and President. Mr. Cronin does not receive any director fees.

Executive Compensation

The following table sets forth compensation information for each of our named executive officers during the years ended December 31, 2009 and 2008:

EXECUTIVE SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		All Other Compensation ($)		Total ($)
Donald J. Cronin	2009	$308,671	$—		$—		$13,844	(1)	$322,515
President and Chief Executive Officer	2008	$282,219	$150,000	(2)	$37,500	(3)	$70,619	(4)	$540,338

Nicholas W. Griffin	2009	$147,382	$—		$—		$6,725	(1)	$154,107
Former Chief Financial Officer(5)	2008	$216,593	$150,000	(2)	$37,500	(3)	$39,684	(5)	$443,777

Melvin A. Russell, Jr.	2009	$186,745	$—		$—		$6,346	(1)	$193,091
Chief Underwriting Officer, Senior Vice President and Secretary	2008	$174,833	$75,000	(2)	$—		$34,813	(6)	$284,646

(1)	Represents company match under our 401(k) plan.

(2)	Our Compensation and Benefits Committee recommended to the Board that bonuses be awarded to Mr. Cronin, Mr. Griffin and Mr. Russell for services performed during 2008. On March 25, 2009, the Board unanimously voted to adopt the recommendations for management compensation made by the Compensation and Benefits Committee. The bonuses awarded to Mr. Cronin, Mr. Griffin, and Mr. Russell were accrued for at year-end and were paid to the executives in March 2009.
(3)	Our Compensation and Benefits Committee recommended to the Board that Mr. Cronin receive 12,500 shares of Common Stock and that Mr. Griffin receive 12,500 shares of Common Stock for services performed during 2008. On March 25, 2009, the Board unanimously voted to adopt the recommendations for management compensation made by the Compensation and Benefits Committee. The grants were made on March 25, 2009, and are fully vested. The value of the stock grants was computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation – Stock Compensation. See Note 20 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, for a discussion of the relevant assumptions used in calculating the amount of compensation.
(4)	Mr. Cronin received a company match of $12,917 under our 401(k) plan and $57,702 from a note including accrued interest that was forgiven during 2008.
(5)	Mr. Griffin resigned in mid-July 2009. Mr. Griffin received a company match of $10,833 under our 401(k) plan and $28,851 from a note including accrued interest that was forgiven during 2008.
(6)	Mr. Russell received a company match of $5,962 under our 401(k) plan and $28,851 from a note including accrued interest that was forgiven during 2008.

During 2009 and 2008, our officers included in this Executive Summary Compensation Table did not have any option awards, non-equity incentive plan compensation or any nonqualified deferred compensation earnings.

Bonus Awards. Amounts included in the Bonus column in the Executive Summary Compensation Table above represent amounts earned for services performed in 2008 by each of our named executive officers in accordance with our employee bonus program. Awards under the bonus program are granted at the discretion of our Board and are a function of our financial and overall business performance during the fiscal year as well as the employee’s contribution to such performance, as determined at the end of each fiscal year by our Board.

Stock Awards. Amounts included in the Stock Awards column in the Executive Summary Compensation Table above for 2008 represent the value of the stock grants awarded by our Board to certain executives for services performed in 2008 in accordance with our employee bonus program. Awards under this program are granted at the discretion of our Board and are a function of our financial and overall business performance during the fiscal year as well as the employee’s contribution to such performance, as determined at the end of each fiscal year by our Board. The value of the stock grants was computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation – Stock Compensation. See Note 20 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, for a discussion of the relevant assumptions used in calculating the amount of compensation.

401(k) Profit Sharing Plan. We adopted a tax-qualified profit sharing 401(k) plan that generally covers all of our employees who have completed 90 days of service. Pursuant to our 401(k) plan, participants may elect to make pre-tax contributions up to the statutorily prescribed annual limits. Our 401(k) plan also provides for employer matching contributions equal to 100% of the first 5% of compensation deferred into the plan. Contributions made by employees and company matching contributions to our 401(k) plan, as well as the income earned on plan contributions, are not taxable to our employees until withdrawn from the 401(k) plan, and we can deduct our contributions, if any, for the fiscal year in which they are made.

Outstanding Equity Awards at Fiscal Year-End. There were no unexercised equity awards as of December 31, 2009.

STOCK OWNERSHIP

Stock Ownership of our Directors, Executive Officers and Certain Beneficial Owners

The following table sets forth information, as of April 15, 2010, concerning the beneficial ownership of shares of our Common Stock and the approximate percentage of shares of our Common Stock owned by (i) each person known to us to beneficially own more than 5% of our outstanding shares of Common Stock, (ii) each of our directors, director nominees, and named executive officers, and (iii) all of our directors and executive officers as a group:

Name And Address Of Beneficial Owner(1)	Amount and Nature Of Beneficial Ownership		Percentage Of Common Stock(2)
Gordon G. Pratt, Vice Chairman	2,254,412	(3)	19.0%
Larry G. Swets, Jr., Director	2,027,412	(4)	17.4%
FMG Investors, LLC	2,002,412	(5)	17.2%
Synovus Financial Corp.	1,762,941	(6)	16.3%
Gregory C. Branch, Chairman	1,740,085	(7)	16.1%
Millennium Management LLC and Israel A. Englander	1,467,975	(8)	12.8%
Integrated Core Strategies (US) LLC	925,575	(9)	8.1%
Millenco LLC	542,400	(10)	5.1%
Alec L. Poitevint, II, Director	401,401	(1 1 )	3.8%
Kent G. Whittemore, Director	247,229	(1 2 )	2.3%
Donald J. Cronin, Director, President & CEO	102,597	(13)	1.0%
Melvin A. Russell, Jr., Chief Underwriting Officer	54,181	(14)	*
James R. Zuhlke, Director	17,839		*
Directors and Officers as a Group (8 persons)	4,842,744		39.6%

*	Owns less than 1%
(1)	Unless otherwise noted, c/o United Insurance Holdings Corp., 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701.
(2)	Percentage of ownership is based on 10,573,932 shares of Common Stock outstanding on April 15, 2010.
(3)	Includes 252,000 shares issuable upon the exercise of stock options directly owned by Mr. Pratt. Also includes 932,231 shares owned by FMG Investors, LLC (FMGI) and 1,070,181 shares that FMGI has the right to acquire within 60 days by exercise of Common Stock warrants that Mr. Pratt may be deemed to beneficially own as a managing member of FMGI.
(4)	Includes 25,000 shares which may be acquired within 60 days by exercise of Common Stock warrants owned directly by Mr. Swets. Also includes 932,231 shares owned by FMGI and 1,070,181 shares that FMGI has the right to acquire within 60 days by exercise of Common Stock warrants that Mr. Swets may be deemed to beneficially own as a managing member of FMGI.
(5)	Represents 932,231 shares directly owned by FMGI and 1,070,181 shares which may be acquired within 60 days by exercise of Common Stock warrants.
(6)	Based on information contained in a Form SC 13D filed by Synovus Financial Corp. (Synovus), Synovus owns 1,542,894 shares directly and has the right to acquire 220,047 shares within 60 days by exercise of Common Stock warrants. The address of Synovus is 1111 Bay Avenue, Suite 500 Columbus, Georgia 31901.
(7)	Includes 1,153,375 shares directly owned by Mr. Branch and 164,494 shares which may be acquired within 60 days by exercise of Common Stock warrants held by Mr. Branch. Also includes 250,928 shares owned by O.C. Branch Trust and 35,787 shares which may be acquired within 60 days by exercise of Common Stock warrants held by O.C. Branch Trust. Mr. Branch has voting power over these shares owned by O.C. Branch Trust. Also includes 118,588 shares owned by Greg Branch Family LP and 16,913 shares which may be acquired within 60 days by exercise of Common Stock warrants held by Greg Branch Family LP. Mr. Branch has voting power over these shares owned by Greg Branch Family LP.

(8)	Based on information contained in Forms SC 13G filed by Integrated Core Strategies and Millenco LLC, Millennium Management LLC is the general partner of the managing member of Integrated Core Strategies and the manager of Millenco LLC. Mr. Englander is the managing member of Millennium Management LLC. Consequently, Mr. Englander and Millennium Management LLC may both be deemed to have shared voting control and investment discretion over securities beneficially owned by Integrated Core Strategies and Millenco. The address of Mr. Englander, Millennium Management LLC and Integrated Core Strategies is 666 Fifth Avenue, New York, New York 10103.
(9)	Based on information contained in a Form SC 13G filed by Integrated Core Strategies (US) LLC (ICS), ICS has the right to acquire 925,575 shares within 60 days by exercise of Common Stock warrants it owns directly. The address of ICS is 666 Fifth Avenue, New York, New York 10103.
(10)	Based on information contained in a Form SC 13G filed by Millenco LLC, Millenco LLC owns 542,400 shares directly. The address of Millenco LLC is 666 Fifth Avenue, New York, New York 10103.
(11)	Represents 351,299 shares directly owned by Mineral Associates, Inc. and 50,102 shares which may be acquired within 60 days by exercise of Common Stock warrants. Mr. Poitevint has voting and investment power over these securities.
(12)	Represents 216,370 shares directly owned by Kent & Kathryn Whittemore and 30,859 shares which may be acquired within 60 days by exercise of Common Stock warrants.
(13)	Represents 91,351 shares directly owned by Mr. Cronin and 11,246 shares which may be acquired within 60 days by exercise of Common Stock warrants.
(14)	Represents 47,418 shares directly owned by Mr. Russell and 6,763 shares which may be acquired within 60 days by exercise of Common Stock warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with all Section 16(a) forms they file.

Based solely on our review of the Section 16(a) forms furnished to us with respect to the year ended December 31, 2009 and the written representations received from certain reporting persons indicating that no Form 5 filings were required for them, we believe that, during the year ended December 31, 2009, all Section 16(a) reports required to be filed by our directors, officers, and greater than 10% beneficial owners were timely filed except for the following forms, which were filed late: a Form 4 filing reporting one transaction by Nicholas W. Griffin and a Form 4 filing reporting one transaction by Donald J. Cronin.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of the transactions and series of related transactions, since January 1, 2008, in which we have been a participant, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our executive officers, directors, beneficial holders of more than 5% of our Common Stock or the immediate family members of such officers, directors, and beneficial holders had or will have a direct or indirect material interest, other than compensation to our officers and directors for service as such.

Prior to consummation of the Merger on September 30, 2008, Mark Berset, the owner of two independent insurance agencies that write our policies, Alpha Insurance Management and Comegys Insurance Corner, served on the Board of Directors of UIH. During 2008, we incurred board fees and agents’ commissions related to the aforementioned agencies totaling $0.6 million. We paid commissions to these agencies based upon standard industry rates. After September 30, 2008, the owner of the aforementioned insurance agencies no longer served as a director.

We place private reinsurance through BMS Group, Ltd., a broker that employs Duncan Aitken, who served as a UIH director until the close of the Merger. The reinsurers pay commissions to the broker determined in accordance with industry rates. After September 30, 2008, the aforementioned person no longer served as a director.

Effective October 8, 2003, we entered into an investment-management agreement with Synovus Trust Company, N.A. (Synovus Trust). The agreement remains in effect until terminated by either party. Synovus Financial Corporation (Synovus) owns Synovus Trust, which provides discretionary investment management services for the investment accounts of our subsidiaries. Synovus owned 14.6% of our outstanding Common Stock at December 31, 2009 and 2008. During 2009 and 2008, our subsidiaries incurred combined fees under the agreement of $0.1 million for each year.

We entered into a Loan Agreement, dated February 8, 2007, with Columbus Bank and Trust Company (CB&T) in which CB&T loaned $33 million to us (the Loan Agreement). CB&T is an affiliate of Synovus. The initial promissory note provided for interest to be paid monthly and principal to be paid in 36 equal monthly installments of approximately $0.9 million with all interest and principal due by February 20, 2010. We initially incurred interest at an annual rate of 400 basis points above the 30-Day LIBOR. In addition to the indebtedness under the Loan Agreement, we maintained deposit account arrangements and bank accounts with Synovus and its affiliates. On March 13, 2008, we entered into an amendment to the CB&T Loan Agreement which eliminated the “excess cash flow” provision of the loan. In addition, the minimum balance in the investment accounts at CB&T was increased from $10 million to $13 million with no future payments into investment accounts required. The interest rate was decreased from 400 to 300 basis points above the 30-Day LIBOR. On May 27, 2008, we, along with CB&T, agreed to modify the Loan Agreement to allow us to utilize the $13.1 million that was currently held in escrow as a principal reduction to the term loan. The modification also eliminated the requirement for us to have any funds held in escrow. On August 11, 2008, we entered into a Second Amendment to the loan agreement with CB&T. The Second Amendment requires principal payments to cease after the July 2008 installment and recommence with the April 2009 installment. During 2008, we incurred $0.8 million of interest expense and paid principal amounts of $19.5 million, which includes $13.1 million that was being held in an escrow account. In accordance with the Second Amendment, we paid interest only payments on this loan from August 1, 2008 through April 1, 2009. On August 13, 2008, CB&T waived the debt covenant requirement related to maintenance of a minimum debt service coverage ratio of at least 2:1 on a quarterly basis. This covenant was reinstated on January 1, 2009 and is measured quarterly. On May 5, 2009, we entered into a Third Amendment to the Loan Agreement with CB&T which required principal payments to cease until loan maturity on February 20, 2010. During 2009, we incurred interest of $0.1 million of interest expense. CB&T charged us standard industry rates. The largest aggregate amount of principal outstanding on the note for 2008 and 2009 was $22.9 million and $4.3 million, respectively. The $4.3 million note was paid in full during February 2010.

In March 2008, we amended our letter agreement with Raymond James Financial, Inc. (RJF), our investment banking advisor. The amended letter agreement remained in effect until consummation of the Merger. Patrick Delacey, who served as a director of UIH prior to the Merger works for RJF as a managing director. During 2008, we incurred fees of $1.6 million under the agreement that were related to the Merger; therefore, those fees were a portion of the amount by which we reduced equity for direct costs of the Merger. We incurred no fees in 2009 under the agreement.

During the first quarter of 2008, Gregory C. Branch, UIH’s Chairman of the Board, exercised an option for $0.1 million to purchase 258 additional membership units of UIH. No further UIH equity purchase options exist.

Our directors, Gordon G. Pratt and Larry G. Swets, Jr., are among the owners of FMGI, which purchased warrants from us in a private placement prior to our IPO. As part of the Merger transaction, FMGI surrendered to us warrants to purchase 179,819 shares of our Common Stock, as well as 179,819 shares of our Common Stock it owned. We gave no consideration in exchange for the surrendered shares, which we cancelled. FMGI made available to us a limited-recourse, revolving line of credit totaling $0.3 million. We did not draw upon this line of credit and the revolving line of credit terminated upon the completion the Merger.

On September 29, 2008, we issued notes payable with a total face amount of $7.5 million to HBK Master Fund L.P. and Bulldog Investors, two of our former stockholders who owned more than 5% of FMG prior to the merger. These notes are part of the Merger note agreement we entered into on August 15, 2008, with various accredited investors. In exchange for these two notes, we received 869,565 shares of our Common Stock, with a total value of $6.9 million at the time the notes were issued. The notes bear interest at 11% per annum, and require semi-annual interest-only payments each April 1 and October 1. The entire principal balance is due and payable on September 29, 2011. For the years ended December 31, 2009 and 2008, total interest incurred related to these notes was $0.8 million and $0.2 million, respectively, and total discount amortized related to these notes was $0.2 million and less than $0.1 million respectively. Interest on these notes was paid on April 1, 2009 and on October 1, 2009

On September 29, 2008, we issued a note payable with a total face amount of $0.5 million to United Noteholders, LLC, in exchange for cash. Director James R. Zuhlke owns an interest in United Noteholders, LLC, which is managed by directors Gordon G. Pratt and Larry G. Swets Jr. This note was issued under the Merger note agreement we entered into on August 15, 2008 as discussed above. For the years ended December 31, 2009 and 2008, total interest incurred related to this note was $0.1 million and less than $0.1 million respectively, and total discount amortized related to this note was less than $0.1 million for each year. Interest on this note was paid on April 1, 2009 and on October 1, 2009.

Unless noted above, we believe the terms obtained or consideration we paid or received, as applicable, in connection with the transactions described above were comparable to the terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions. During 2009, we implemented a formal policy for reviewing related party transactions.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved the engagement of McGladrey & Pullen, LLP (McGladrey) as the independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2010, and to provide an attestation report on our internal control over financial reporting for the 2010 fiscal year, if required. McGladrey performed the audit of our 2009 consolidated financial statements. McGladrey has advised our Audit Committee that neither it, nor any of its members, has any direct financial interest in United as a promoter, underwriter, voting trustee, director, officer or employee. We are asking the shareholders to ratify our Audit Committee’s selection of McGladrey as our independent registered public accounting firm for the 2010 fiscal year. A representative of McGladrey is not expected to be present at our Annual Meeting; however if a McGladrey representative does attend, the representative will be available to respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.

We are asking our shareholders to ratify the selection of McGladrey as our independent registered public accounting firm. Although ratification is not required by our Certificate of Incorporation, By-Laws or otherwise, the Board is submitting the selection of McGladrey to our stockholders for ratification because we value our stockholders’ views on the appointment of our independent registered public accounting firm. If our stockholders fail to ratify the selection of McGladrey, it will be considered as a direction from the stockholders to our Board and our Audit Committee to consider the selection of a different firm and our Audit Committee will reconsider whether or not to retain McGladrey. In such event, our Audit Committee may retain McGladrey notwithstanding the fact that the stockholders did not ratify the selection, or may select another accounting firm without re-submitting the matter to a stockholder vote. Even if the selection is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and thus, our stockholders best interest.

Changes of Independent Registered Public Accounting Firms

Dismissal of Rothstein Kass & Company; Appointment of DeMeo, Young, McGrath

As described previously in the section hereof entitled “Class B Director Nominees”, we consummated our Merger on September 30, 2008. The Merger was treated as a reverse acquisition and recapitalization for accounting purposes and, as such, the historical financial statements of the accounting acquirer, UIH became our historical financial statements.

Rothstein Kass & Company (RKCO) was the independent auditor that audited and reviewed FMG’s financial statements for the fiscal quarters ended March 31, 2008 and June 30, 2008. After the Merger on November 10, 2008, we (with the approval of our Board) dismissed RKCO as our independent registered public accounting firm and formally engaged DeMeo, Young, McGrath (DYM) (who was UIH’s independent auditor) to be our independent registered public accounting firm for the fiscal year ending December 31, 2008 and to complete a review of our Form 10-Q for the quarterly period ended September 30, 2008, which contained only the financial results of United because the quarterly period ended on the day the reverse acquisition was completed.

RKCO did not issue a report on our financial statements for the year ended December 31, 2008. From January 1, 2008 through November 10, 2008, we had no disagreements with RKCO on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure that, if not resolved to RKCO’s satisfaction, would have caused RKCO to make reference to the subject matter thereof in connection with its report on our consolidated financial statements for such year. In addition, from January 1, 2008 through November 10, 2008, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

As noted above on November 10, 2008, our Board formally engaged DYM to be our independent registered public accounting firm. From January 1, 2008 and during the transition period through November 10, 2008, we did not consult with DYM regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K with respect to FMG.

Dismissal of DeMeo, Young, McGrath; Appointment of McGladrey & Pullen, LLP

Effective April 20, 2009, the Audit Committee of our Board dismissed DYM as our independent registered public accounting firm.

As described below, the change in independent registered public accounting firms is not the result of any disagreement with DYM. DYM’s audit report dated March 23, 2009 (which was included in our Annual Report on Form 10-K/A for the year ended December 31, 2008, filed with the SEC on March 31, 2009) on our consolidated financial statements as of, and for the years ended, December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2008 and December 31, 2007 and through the date of DYM’s dismissal on April 20, 2009, we had no disagreements with DYM on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure that, if not resolved to DYM’s satisfaction, would have caused DYM to make reference to the subject matter thereof in connection with its report on our consolidated financial statements for either of such years. During the years ended December 31, 2008 and December 31, 2007 and through the date of DYM’s dismissal on April 20, 2009, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

Effective April 27, 2009, the Audit Committee of our Board engaged McGladrey as our independent registered public accounting firm for our fiscal year ending December 31, 2009.

During the fiscal years ended December 31, 2008 and 2007, and the subsequent interim period prior to the engagement of McGladrey, we did not consult with McGladrey regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Related Fees

During the period from May 22, 2007 (the date of FMG’s inception) through November 10, 2008, RKCO was the independent registered public accounting firm for FMG. The firm of DYM was UIH’s principal accountant and, subsequent to the Merger, was our independent registered public accounting firm through April 27, 2009 at which time we engaged McGladrey to perform our audit for 2009.

The following is a summary of the fees billed by McGladrey, DYM and RKCO to us for services rendered during 2009 and 2008. Amounts shown below are in millions.

	McGladrey fees billed for 2009	DYM fees billed for 2008	RKCO fees billed for 2008
Audit Fees	$0.3	$0.6	$0.1
Audit-Related Fees	—	—	$0.1
Tax Fees	—	—	—
All Other Fees	—	—	—

The audit fees McGladrey billed us for during 2009 were for professional services rendered by McGladrey for the audit of our consolidated financial statements for 2009 and for audit-type services performed in connection with reviewing various SEC related filings.

The audit fees DYM billed us for during 2008 were for professional services rendered by DYM for the audit of our consolidated financial statements from 2005 through 2008 and for audit-type services performed in connection with reviewing various SEC related filings.

The audit fees RKCO billed us for during 2008 were in connection with the audit of FMG’s consolidated financial statements through September 30, 2008.

The audit-related fees RKCO billed us for during 2008 were fees associated with the Merger transaction.

Audit Committee Approval of Independent Registered Public Accounting Firm

Our Audit Committee approved the engagement and audit fees of our independent registered public accounting firm for 2009. Our Audit Committee was formed in late 2008; and they did not approve the engagement of the independent registered public accounting firm for 2008 and they did not approve any of our 2008 audit fees.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee requires that management obtain the prior approval of the Audit Committee for all audit and permissible non-audit services to be provided by our independent registered public accounting firm. The Audit Committee considers and approves at each meeting, as needed, anticipated audit and permissible non-audit services to be provided by our independent registered public accounting firm during the year and estimated fees. The Audit Committee Chairman may approve permissible non-audit services up to $10,000 with subsequent notification to the full Audit Committee.

Recommendation of the Board

The Board recommends a vote “FOR” ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2010.

OTHER INFORMATION

We have made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part. However, the Report of our Audit Committee shall not be incorporated by reference into any such filings.

United Insurance Holdings Corp.

As a stockholder of United Insurance Holdings Corp., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on June 15, 2010.

Vote Your Proxy on the Internet:	OR	Vote Your Proxy by mail:
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.		Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.	PROXY	Please mark your votes like this	☒

1.	Election of Class B Directors.

Nominees:				FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1)	Gregory C. Branch	4)	Donald J. Cronin	☐	☐	☐
2)	Gordon G. Pratt	5)	Kent G. Whittemore
3)	Alec L. Poitevint II

To withhold authority to vote for any individual nominee, mark “For All Except” and write the name and number of the nominee with respect to whom authority to vote is withheld on the line below.

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for 2010.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTER WHICH IS TO BE PRESENTED FOR ACTION AT THE MEETING OTHER THAN THE MATTERS SET FORTH HEREIN.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2010

Note: Please sign exactly as your name(s) appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. If a corporation or partnership, please sign in full corporate name or partnership name by authorized officer.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON

JUNE 16, 2010.

To access the Company’s Proxy Statement for the 2010 Annual Meeting of

Shareholders, and the Company’s 2009 Annual Report, visit:

http://www.unitedinsuranceproxy2010.com

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

UNITED INSURANCE HOLDINGS CORP.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

JUNE 16, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald J. Cronin and Joseph R. Peiso as Proxies of the undersigned, with full power of substitution, and hereby authorizes Mr. Cronin and Mr. Peiso to represent and to vote, as designated on the reverse side, all of the shares of common stock of United Insurance Holdings Corp., held of record by the undersigned on April 26, 2010, at the Annual Meeting of Shareholders of United Insurance Holdings Corp. to be held at the office of United Insurance Holdings Corp. located at 360 Central Ave., Suite 900, St. Petersburg, Florida 33701 on Wednesday, June 16, 2010 at 11:00 AM Eastern Daylight Time, or at any postponement or adjournment thereof.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)